EXHIBIT #99.1  PRESS RELEASE


FOR IMMEDIATE RELEASE                                    CONTACT:  HOWARD ULLMAN
JANUARY 3,  2005                                       CHINA DIRECT 954-252-3440

         CHINA DIRECT RECEIVES $500,000 CREDIT LINE FROM SENIOR MANAGEMENT COOPER CITY, FL: China Direct Trading Corp. (OTCC.OB: CHDT.OB) (CHDT) announced today that it has received a credit line commitment of $500,000 from its chief executive officer and president, Howard Ullman, and three CHDT directors:
Jeffrey Postal, Lorenzo Lamadrid and Laurie Holtz ("Lenders"). The credit line is to be used solely to fund the cash portion of any acquisition or investment by CHDT. CHDT intends to aggressively pursue one or more acquisitions or investments consistent with its strategic vision, as set forth below, in Fiscal Year 2006.

Under the credit line, CHDT has 4 years to repay any advances of credit, which repayment shall be made in calendar quarterly interest-only payments for the first 24 months of the term and equal calendar quarterly principal and interest installment payments for the last 24 months of the term. The interest rate is 8.5% per annum. Upon demand, any lender may convert all or a portion of any unpaid principal or interest into "restricted" shares (as defined in Rule 144 of the Securities Act of 1933, as amended) of a new series of CHDT preferred stock ("Preferred Stock") - the terms of which shall be negotiated between the Company and the Lenders, but the conversion ratio of the Preferred Stock into CHDT Common Stock has been set by agreement at 33,333,333 "restricted" shares of CHDT Common Stock (based on principal divided by $0.015). Any shares of Stock issued in a conversion have piggyback registration rights.

CHDT has been engaged in an ongoing process of seeking investment or acquisition or merger opportunities with one or more companies that can potentially enhance China Direct's revenues and net worth as well as possibly contribute a positive cash flow and enhance shareholder value beyond the capability of CHDT's current core business line. As such, CHDT is interested in investing in or acquiring companies that could benefit from exploiting China Direct's contacts with Chinese manufacturing firms. CHDT's strategic plan has traditionally been to remain a trading company with low overhead and focused on exploiting its contacts with Chinese manufacturers to meet CHDT's customers' needs. CHDT has concluded that ownership of or investment in companies that are established distributors in the U.S. and potential distribution channels of Chinese-made products in the U.S. should be considered as part of the overall strategy to exploit CHDT's contacts with over 30 Chinese manufacturing companies.

CHDT's Strategic Plan: CHDT has been engaged in an ongoing process of seeking investment or acquisition or merger opportunities with one or more companies that can potentially enhance CHDT's revenues and net worth as well as possibly contribute a positive cash flow. CHDT's board of directors has concluded that expansion in CHDT's core business of souvenir/promotional/gift items will not produce sufficient revenues or net worth to enable China Direct to enhance shareholder value in the short term. As such, CHDT is interested in investing in or acquiring companies that could benefit from exploiting CHDT's contacts with Chinese manufacturing firms. CHDT's strategic plan has traditionally been to remain a trading company with low overhead and focused on exploiting its contacts with Chinese manufacturers to meet CHDT's customers' needs. CHDT has concluded that ownership of or investment in companies that are established distributors in the U.S. and potential distribution channels of Chinese-made products in the U.S. should be considered as part of the overall strategy to exploit CHDT's contacts with over 30 Chinese manufacturing companies.

About CHDT: CHDT is a public holding company acting, through its subsidiaries, as a trading company focused on selling Chinese-made goods in North America and in acting as a consultant helping Chinese companies to conduct business in North America and U.S. companies to conduct business in China. CHDT's revenue-generating subsidiary is Souvenir Direct, Inc., which sells Chinese-made souvenir, gift and promotional products in North America.


FORWARD LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a "penny stock" company, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's SEC Filings, which statements CHDT incorporates by reference herein.

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